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                                                                    EXHIBIT 99.1

                    1998 STOCK OPTION AND RESTRICTED STOCK
                                  AWARD PLAN
                                      OF
                        HERITAGE FINANCIAL CORPORATION

     1. PURPOSE OF THE PLAN. The purpose of this Plan is to provide additional incentives to and recognition of employees and directors of Heritage Financial Corporation, Heritage Savings Bank, North Pacific Bank and future Subsidiaries, if any, thereby helping to attract and retain the best available personnel for positions of responsibility with said corporations and otherwise promoting the success of the business activities of said corporations. It is intended that the incentives will be in the form of Options which shall constitute either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code or nonqualified stock options, or restricted stock awards of Common Stock, or both.

     2.   DEFINITIONS.  As used herein, the following definitions shall apply:

          a. "Award" means an award or grant made to a Participant pursuant to the Plan, including awards or grants of Options, Restricted Stock Awards or any combination of the foregoing.

          b.   "Board" shall mean the Board of Directors of the Employer.

          c. "Bank" shall mean Heritage Savings Bank, a Washington savings bank.

          d. "Change in Control" shall mean an event deemed to occur if and when:

               (1) an offeror other than the Employer purchases shares of the Common Stock of the Employer or the Bank pursuant to a tender or exchange offer for such shares;

               (2) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Employer or the Bank representing twenty five (25%) percent or more of the combined voting power of the Employer's or the Bank's then outstanding securities;

               (3) the membership of the Board of Directors of the Employer or the Bank changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four
          (24) month period (whether commencing before or after the date of adoption

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          of this Plan) do not constitute a majority of the Board at the end of such period; or

               (4) shareholders of the Employer or the Bank approve a merger, consolidation, sale or disposition of all or substantially all of the Employer's or the Bank's assets or a plan of partial or complete liquidation. If any of such events (1) - (4) occur, the Board shall determine the effective date of the Change in Control resulting therefrom.

          e.   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          f. "Common Stock" shall mean the Employer's no par value common stock.

          g. "Committee" shall mean the Board or the Committee appointed by the Board in accordance with subsection 4.a. of the Plan.

          h. "Continuous Status" shall mean the absence of any interruption or termination of service as an Employee or Director, as the case may be. Continuous Status shall not be considered interrupted in the case of sick leave, military leave, or any other approved leave of absence, except, in the case of Employees, as provided under applicable Incentive Stock Option Rules.

          i. "Director" shall mean any person who has been elected or appointed as a member of the Board of Directors of the Employer and who occupied that position at the date an Award was granted to such person.

          j. "Employee" shall mean any person employed by the Employer or any Parent or Subsidiary of the Employer which now exists or is hereafter organized or is acquired by the Employer.

          k. "Employer" shall mean Heritage Financial Corporation, a Washington corporation.

          l.   "Exchange Act" shall mean the Securities Exchange Act of 1934.

          m. "Holder" means a Participant to whom an Award is granted or, for a Holder who has died, the personal representative of the Holder's estate, or the person(s) to whom the Holder's rights under the Award have passed by will or the applicable laws of descent and distribution.

          n.   "Incentive Stock Option" shall mean an Option intended to satisfy
     Section 422 of the Code.

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          o.   "Nonqualified Stock Option" shall mean an Option other than an
     Incentive Stock Option.

          p. "Option" shall mean a stock option granted pursuant to the Plan. Options shall include both Incentive Stock Options and Nonqualified Stock Options, as the context requires.

          q. "Optioned Stock" shall mean the Common Stock subject to an Option.

          r.   "Optionee" shall mean a Participant who is granted an Option.

          s. "Parent" shall mean any corporation having a relationship with the Employer as described in Section 424(e) of the Code.

          t. "Participant" means an Employee or Director of, and any individual to whom an offer of employment has been made by, the Employer or any Parent or Subsidiary of the Employer, and to whom an Award has been made.

          u.   "Plan" shall mean this Stock Option and Restricted Stock Award
     Plan.

          v. "Restricted Stock Award" shall mean shares of Common Stock granted under Section 7 of the Plan, the rights of ownership of which are subject to restrictions prescribed by the Committee.

          w. "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule in effect from time to time.

          x.   "SEC" shall mean the Securities and Exchange Commission.

          y. "Shareholder-Employee" shall mean an Employee who owns, at the time an Incentive Stock Option is granted, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Employer or of any Parent or Subsidiary. For this purpose, the attribution of stock ownership rules provided in Section 424(d) of the Code shall apply.

          z. "Subsidiary" shall mean any corporation having a relationship with the Employer as described in Section 424(f) of the Code.

     3.   STOCK SUBJECT TO THE PLAN.

          a. Number of Shares Available for Delivery. The maximum number of shares available for delivery to a Participant pursuant to the Plan shall be equal to the sum of (i) 461,125 shares of the Common Stock of the


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     Employer (subject to adjustment as provided in Section 9 of the Plan) and
     (ii) any shares of Common Stock that are subject to options or awards granted under any prior stock option or award plan of the Employer which are forfeited, expire or are canceled without the delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Employer. The maximum number of shares that may be delivered through exercise of Options is 395,000 plus any forfeited, expired or canceled option shares granted under any prior stock option or award plan of the Employer. The maximum number of shares that may be issued as Restricted Stock Awards as part of a Management Recognition Plan is 66,125 plus any forfeited, expired or canceled award shares granted under any prior stock option or award plan of the Employer. During the term of this Plan, the Employer will at all times reserve and keep available a sufficient number of shares of its Common Stock to satisfy the requirements of the Plan.

          b. EXPIRED, FORFEITED, TERMINATED OR CANCELED OPTIONS OR AWARDS. All as may be limited by Rule 16b-3 or Code Section 162(m): (1) if any outstanding Option expires, is forfeited, canceled, terminated, otherwise becomes unexercisable for any reason without having been exercised in full, or is exercised through the delivery of Common Stock, the shares of Common Stock allocable to the unexercised portion of such Option shall again become available for delivery as Awards under the Plan; (2) any Restricted Stock Award shares granted under the Plan that are forfeited back to the Employer because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan; and (3) shares issued under the Plan through the settlement, assumption or substitution of outstanding Awards, or obligations to grant future Awards as a result of acquiring another entity, shall not reduce the maximum number of shares available for delivery under the Plan.

     4.  ADMINISTRATION OF THE PLAN.

          a. THE COMMITTEE. The Plan shall be administered by the Board directly, acting as a Committee of the whole, or, if the Board elects, by a separate Committee appointed by the Board for that purpose and consisting of at least three Board members. All references in the Plan to the "Committee" shall refer to such separate Committee, if any is established, or, if none is then in existence, shall refer to the Board as a whole.
     Once appointed, any such Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies however caused. In appointing members to such Committee, the Board shall consider whether to appoint individuals qualifying as (1) "outside directors," as such term is used in

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     Section 162(m) of the Code, and (2) "non-employee directors" as such term is used in Rule 16b-3.

          The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as the chairman or a majority of the Committee may determine.

          At least annually, the Committee shall present a written report to the Board indicating the Participants to whom Awards have been granted since the date of the last such report, and in each case the date or dates of Awards granted, the number of shares awarded, and the Award price per share.

          At all times, the Board shall have the power to remove all members of the Committee and thereafter to administer the Plan directly as a Committee of the whole.

          b. POWERS OF THE COMMITTEE. Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have the authority and discretion to:

               (1) determine the Participants to whom Awards are to be granted, the type of Awards granted, the times of grant, and the number of shares to be represented by each Award;

               (2) determine the Award price for the shares of Common Stock to be issued pursuant to each Award, subject to the provisions of subsection 6.b. of the Plan, and the date and other conditions upon which each Option becomes exercisable (including provisions related to vesting) and each Restricted Stock Award is granted;

               (3) determine all other terms and conditions of each Award granted under the Plan, which need not be identical;

               (4) determine whether, and to what extent, and under what circumstances, Awards may be settled or exercised in cash, Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended;

               (5) modify or amend the terms of any Award previously granted, or to grant a substitute Award, subject to the provisions of Sections 12 and 13 of the Plan;

               (6) interpret the Plan;

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               (7) authorize any person or persons to execute and deliver Award agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effectuate the grant of Awards;

               (8) make all other determinations and take all other actions which the Committee deems necessary or appropriate, including without limitation adopting rules and procedures regarding the Plan and administering the Plan in accordance with its terms and conditions, and

               (9) determine whether an Award contemplated to be made by the Committee might result in the payment of employee remuneration which might exceed the limit on employee remuneration deductible by the Employer under Code Section 162(m), and in such event, to elect to grant such Award and administer the Plan consistent with the requirements for ensuring deductibility of remuneration associated therein.

     All actions of the Committee shall be either by (i) a majority vote of the members of the full Committee at a meeting of the Committee, or (ii) by unanimous written consent of all members of the full Committee without a meeting thereof, or in such other manner as is authorized by Rule 16b-3.

     All decisions, determinations and interpretations of the Committee shall be final and binding upon all persons, including all Participants receiving Awards and any other Holders or persons interested in any Awards, unless otherwise expressly determined by a vote of the majority of the entire Board. No member of the Committee or of the Board shall be liable for any action or determination made in good faith regarding the Plan or any Award.

     5. ELIGIBILITY. Awards may be granted only to Participants who the Committee, in its discretion, from time to time selects; provided that only Employees may be awarded Incentive Stock Options.

     Granting of Awards pursuant to the Plan shall be entirely discretionary with the Committee, without any obligation to provide uniform treatment to Participants. The adoption of this Plan shall not confer upon any Participant any right to receive any Award or Awards pursuant to the Plan unless and until said Awards are granted by the Committee, in its sole discretion. Neither the adoption of the Plan nor the granting of any Awards pursuant to the Plan shall confer upon any Participant any right with respect to continuation of employment or other relationship with the Employer or any Parent or Subsidiary of the Employer, nor shall same interfere in any way with the Participant's right or with the right of the Employer or any Parent or Subsidiary of the Employer to terminate the employment or other relationship at any time.

     6. TERMS AND OTHER CONDITIONS OF OPTIONS. All Options granted pursuant to the Plan must be authorized by the Committee, and must be documented in written

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agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to all of the following terms and conditions, unless waived or modified by the Committee:

          a. NUMBER OF SHARES; ANNUAL LIMITATION. Each Option agreement shall state whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and the number of shares subject to Option. The aggregate number of shares of common stock that may be issued to any Participant pursuant to any Award under this Plan, during any one calendar year, shall not exceed 20% of the aggregate number of shares specified in Section 3a, and, in addition, in the case of Incentive Stock Options, the aggregate fair market value (determined as of the time each Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by an Employee in any one calendar year (under all incentive stock option plans of the Employer, its Parent and all of its Subsidiaries taken together) shall not exceed $100,000.

          b. OPTION PRICE AND CONSIDERATION. The Option price for the shares of Common Stock to be issued pursuant to the Option shall be such price as is determined by the Committee, but shall in no event be less than the fair market value of the Common Stock on the date of grant of an Incentive Stock Option. Further, in the case of an Incentive Stock Option granted to an Employee who, immediately before the grant of such Incentive Stock Option, is a Shareholder-Employee, the Incentive Stock Option price shall be at least 110% of the fair market value of the Common Stock on the date of grant of the Incentive Stock Option. The fair market value shall be determined by the Committee in its discretion; provided, however, that in the event that there is a public market for the Common Stock, the fair market value shall be the closing transaction price of the Common Stock as of the date of grant as reported on the National Association of Securities Dealers Automated Quotation System (Nasdaq), or, in the event the Common Stock is listed on a stock exchange, fair market value shall be the closing transaction price on the exchange as of the date of grant of the Option.

          The Option price shall be payable either:

               (1) in United States dollars; or

               (2) such other consideration of comparable value deemed to be acceptable by the Committee, including without limitation Common Stock (by either actual delivery of shares or by attestation) with such Common Stock valued at fair market value as of the day of exercise, other securities, other Options or other property.

          c. TERM OF OPTIONS. Notwithstanding anything to the contrary in this Plan or in any Options, no Incentive Stock Option granted pursuant to the

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     Plan shall in any event be exercisable after the expiration of ten (10)
     years from the date such Option is granted, except that the term of an Incentive Stock Option granted to an Employee who, immediately before such Incentive Stock Option is granted, is a Shareholder-Employee, shall be for not more than five (5) years from the date of grant thereof. Subject to the foregoing and other applicable provisions of the Plan, including, but not limited to, subsection 6.e. herein, the term of each Option, and other conditions with respect to exercise, shall be determined by the Committee in its discretion.

          Except as otherwise specifically provided in this Plan, all Options granted hereunder:

          (1) shall require that the Optionee maintain Continuous Status from the date of grant through and including the date of exercise; and

          (2) shall terminate upon termination of the Optionee's Continuous Status, notwithstanding any contrary term in the Option, except as such term is consistent with this Plan.

          d. MANNER OF EXERCISE; CASHLESS EXERCISE. An Option shall be deemed to be exercised when written notice of exercise has been given to the Employer in accordance with the terms of the Option by the person entitled to exercise the Option. The full Option price for the shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise, except that, in the case of a cashless exercise arrangement approved by the Committee (and described below), payment may be made as soon as practicable after the exercise.

          The Committee may, in its discretion, allow for the cashless exercise of an Option whereby an Optionee can exercise an Option or a portion thereof by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Employer a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. Any cashless exercise shall be subject to:

               (1) the requirements of Rule 16b-3, federal income tax laws, and any other applicable laws;

               (2) the terms of any written agreements executed in connection with the grant of any such Option; and

               (3) any procedures and policies established from time to time by the Committee.

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          e.   DEATH OF OPTIONEE.  In the event of the death of an Optionee who, until death, had been in Continuous Status since the date of grant of the Option, the Option shall terminate on the earlier of (1) one year after the date of death of the Optionee or such later date as may be set in the discretion of the Committee and (2) the expiration date otherwise provided in the Option agreement, but in no event sooner than three months following the Optionee's death. Any Option exercisable under this subsection 6.e., may be exercised by the Holder.

          f. DISABILITY OF OPTIONEE. If an Optionee's Continuous Status is terminated at any time during the Option period by reason of a disability (within the meaning of Section 22(e)(3) of the Code) any Incentive Stock Option then held by the Optionee shall terminate one year after the date of termination or, if earlier, the expiration date otherwise provided in the Option agreement. If the Optionee's Continuous Status terminates by reason of disability, any Nonqualified Stock Option held by the Optionee shall terminate on the expiration date provided in the Option, or if no such date is provided, then such Option shall terminate one year after the date of termination.

          g. TERMINATION OF STATUS AS A PARTICIPANT. If an Optionee's Continuous Status is terminated at any time after the grant of an Option for any reason other than death or disability as provided in subsections 6.e. and f. above, and not by reason of fraud or willful misconduct as provided below, such Optionee's Option(s) shall terminate on the expiration date(s) provided in the Option(s), or, if no such date is provided, then such Option(s) shall terminate on the same day of the third month after the date of termination.

          If an Optionee's Continuous Status is terminated at any time after the grant of an Option by reason of fraud or willful misconduct, then all of such Optionee's Options shall terminate on such termination date.

     7.   TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

     The Committee is authorized to make Restricted Stock Awards as part of a Management Recognition Plan to Participants on such terms and conditions and subject to such restrictions, if any (whether based on performance standards, periods of service or otherwise), as the Committee shall determine, which terms, conditions and restrictions shall be documented in written agreements in such form as the Committee shall from time to time approve. The terms, conditions and restrictions that the Committee shall have the power to determine shall include, without limitation, the manner in which shares subject to Restricted Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock Award shares shall occur by reason of termination of Participant's relationship with the Employer or any Parent or Subsidiary of the Employer.

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     Notwithstanding any other provisions of the Plan, the Committee may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock Award under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

     8. NON-TRANSFERABILITY OF AWARDS. No Award granted pursuant to the Plan may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

     9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Employer, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock available for grant of additional Awards, and the price per share of Common Stock specified in each outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Employer; provided, however, that conversion of any convertible securities of the Employer shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

     No Incentive Stock Option shall be adjusted by the Committee pursuant to this Section 9 in a manner that causes the Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     Except as otherwise expressly provided in this Section 9, no Holder of an Award shall have any rights by reason of any stock split or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock. Except as otherwise expressly provided in this Section 9, any issuance by the Employer of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the number of shares or price of Common Stock subject to any Awards, and no adjustments in Awards shall be made by reason thereof. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure.

     10. DATE OF GRANT OF AWARD. The date of grant of an Award shall be, for all purposes, the date on which the Committee makes the determination granting such Award. The date of grant shall be specified in the Award agreement evidencing the Award.

     11. CONDITIONS UPON ISSUANCE OF SHARES. Shares of Common Stock shall not be issued with respect to an Award granted under the Plan unless the issuance and

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delivery of such shares pursuant thereto complies with all applicable provisions of law, including without limitation the Securities Act of 1933, as amended, the Exchange Act, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock then may be listed, and shall be further subject to the approval of counsel for the Employer regarding such compliance.

     As a condition to the exercise of an Option or release of Restricted Stock Award shares from escrow, the Employer may require the person exercising such Option or receiving such Restricted Stock Award to represent and warrant at the time of exercise or receipt of the shares that the shares of Common Stock are being acquired only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Employer, such a representation is required by any provisions of law.

     12. CHANGE IN CONTROL. Except as otherwise provided in the written agreement that evidences an Award, in the event of a Change in Control, all then outstanding Options shall become fully vested and exercisable and all Restricted Stock Award shares be released from escrow as of the effective date of the Change in Control. If, in connection with or as a consequence of a Change in Control the Employer or the Bank is merged into or consolidated with another corporation, or if the Employer or the Bank sells or otherwise disposes of substantially all of its assets to another corporation, then, unless provisions are made in connection with such transaction for the continuance of the Plan or the assumption or substitution of then outstanding Awards with new Awards covering the stock of the successor corporation, or parent or subsidiary thereof, or both, with appropriate adjustments as to the number and kind of shares and prices, the Committee may, in its sole discretion, terminate all outstanding Awards as of a date fixed by the Committee which may be sooner than the originally stated term of the Award. In such event, the Committee shall notify each Holder of such action in writing not less than sixty (60) days prior to the termination dated fixed by the Committee, and each Holder shall have the right to exercise his or her Option up to and including said termination date.

     13. SUBSTITUTE STOCK OPTIONS. In connection with the acquisition or proposed acquisition by the Employer or any Subsidiary, whether by merger, acquisition of stock or assets, or other reorganization transaction, of a business any employees of which have been granted Incentive Stock Options, the Committee is authorized to issue, in substitution of any such unexercised stock option, a new Option under this Plan which confers upon the Optionee substantially the same benefits as the old option; provided, however, that the issuance of any new Option for an old Incentive Stock Option shall satisfy the requirements of Section 424(a) of the Code.

     14. TAX COMPLIANCE. The Employer, in its sole discretion, may take any actions reasonably believed by it to be required to comply with any local, state or federal tax laws relating to the reporting or withholding of taxes attributable to the grant, exercise, payment or settlement of any Award or the disposition of any shares of

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Common Stock issued upon exercise, payment or settlement of an Award, including, but not limited, to:

          (1) withholding from any Employee a number of shares of Common Stock having a fair market value equal to the amount required to be withheld by Employer under applicable tax laws, and

          (2) withholding from any form of compensation or other amount due an Employee or holder of shares of Common Stock issued upon exercise of an Option or payment of a Restricted Stock Award, any amount required to be withheld by Employer under applicable tax laws. Withholding or reporting shall be considered required for purposes of this Section 14 if any tax deduction or other favorable tax treatment available to Employer is conditioned upon such withholding or reporting.

     15. OTHER PROVISIONS. The agreements evidencing an Award and executed pursuant to the Plan may contain such other provisions as the Committee shall deem advisable, provided, in the case of Incentive Stock Options, that the provisions are not inconsistent with the provisions of Section 422(b) of the Code or with any of the other terms and conditions of this Plan.

     16. TERM OF THE PLAN. The Plan shall become effective (and grants of Awards may thereafter be made) on the date of adoption of the Plan by the Board or the date of shareholder approval of the Plan as provided in Section 18 of the Plan, whichever is earlier. Any Award granted prior to shareholder approval is fully contingent on such approval being obtained, and shall become void ab initio if shareholder approval is not timely obtained. The Plan will have no fixed expiration date, provided, however, that no Incentive Stock Options may be granted more than ten years after the Plan's effective date.

     17.  AMENDMENT OR TERMINATION.

     a. AMENDMENT OR TERMINATION OF THE PLAN. The Board or shareholders may terminate the Plan at any time. The Board may amend the Plan at any time and from time to time in such respects as the Board may deem advisable, except that, without approval of the holders of a majority of the outstanding shares of the Common Stock present and entitled to vote at a duly convened meeting of the shareholders of the Employer, no such revision or amendment shall:

     (1) increase the number of shares of Common Stock subject to the Plan, other than in connection with an adjustment under Section 9 of the Plan; or

     (2) make any other amendments to the Plan that would require shareholder approval under any applicable law or regulation.

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     b.  AMENDMENT OR TERMINATION OF OUTSTANDING AWARDS.  Except as otherwise provided in this Plan or in an agreement evidencing an Award pursuant to the Plan, the Committee may retroactively or prospectively waive any condition or rights under, amend any terms of, or alter, accelerate, suspend, discontinue, cancel or terminate, any Award previously granted; provided, that if any such action would impair the rights of any Holder of the Option, it shall have no effect without the consent of the affected Holder.

     18. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by a majority of the outstanding shares of Common Stock of the Employer present and entitled to vote at a duly convened meeting of the shareholders of the Employer.

                            CERTIFICATE OF ADOPTION

     I certify that the foregoing Plan was adopted by the Board of Directors of Heritage Financial Corporation, on August 17, 1998 and was approved by its shareholders on October 15, 1998.



                                   /s/ Wendy K. Gauksheim
                                   ---------------------------------------------
                                   Wendy K. Gauksheim, Secretary

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